                                                                 EXHIBIT 10.15


     AGREEMENT (the "Agreement") dated July __, 1995, by and between Poppe Tyson, Inc., a Delaware corporation, with offices at 40 West 23rd Street, New York, New York 10010 ("PT") and The Jayme Organization, Inc., including its affiliate divisions, JAYME Advertising and PROCONSUL Public Relations (collectively, "Jayme"), an Ohio corporation, with offices at One Corporate Exchange, 25825 Science Park Drive, Beachwood, Ohio 44122 (the "Premises").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, Jayme is a full-service advertising agency engaged in the business of rendering advertising services (the "Business"), and

     WHEREAS, Jayme desires and intends to discontinue permanently its operations as an advertising agency, and

     WHEREAS, Jayme desires to arrange for the orderly transfer of all of the Jayme advertising business to PT, upon the terms and conditions hereinafter set forth, to which PT is agreeable, and

     WHEREAS, PT wishes to purchase from Jayme, and Jayme wishes to sell to PT, certain of the assets, properties and equipment owned or used by Jayme upon the terms and conditions hereinafter set forth,

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises and covenants set forth herein, the parties hereby agree as follows:

     1.   SALE OF ASSETS
          --------------

          1.1   Assets to be Transferred.  Subject to the terms and conditions
                ------------------------
set forth in this Agreement, and in reliance upon the representations and warranties of Jayme and PT herein set forth, at the Closing (as hereinafter defined), Jayme shall sell, convey, transfer, assign and deliver to PT, and PT shall purchase from Jayme, all of Jayme's right, title and interest in and to the following (the "Purchased Assets"):

                (a) Tangible assets owned by Jayme or used in the Business, including without limitation, all furniture, fixtures, equipment and office supplies (the "Tangible Assets") as listed on Schedule A, attached hereto.

                (b) The leases of all business machines and equipment (which hereinafter shall be referred to collectively as the "Leases"), subject to receiving the
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consent of the lessors prior to the Closing Date (as hereinafter defined).  A listing of the Leases is attached hereto as Schedule B and Jayme has heretofore delivered a true and correct copy of all such Leases to PT. The term "Leases" as defined herein shall not include any lease with respect to the Premises or any other real-estate leases to which Jayme is a party.

                (c) All raw materials, work-in-process, finished goods, supplies and other inventories.

                (d) All trademarks, service marks, tradenames, inventions, trade secrets, copyrights or other similar types of proprietary intellectual property rights, in each case which is owned by Jayme, including computer software programs which relate to the servicing of the Advertising Accounts, any derivatives thereof and any goodwill associated therewith (the "Intellectual Property Rights"), but excluding the tradename The Jayme Organization, Inc., or any similar designation thereof, and any financial or accounting software programs designed for Jayme relating to the operation of the Business.

                (e) All books, records, film, files and paper, whether in hard copy or computer format, including, without limitation, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, list of any present and former clients, personnel and employment records, but excluding tax and financial records which Jayme is required to maintain for tax reporting purposes and any records which Jayme determines, after consultation with and agreement by PT, are unnecessary to PT to service the Advertising Accounts.

                (f) All transferable licenses, permits or other governmental authorizations, if any.

          1.2 It is understood and agreed that Purchased Assets shall not include accounts and notes receivable; cash and cash equivalents (including the cash value of any life insurance policies), deferred incomes taxes and general intangibles; and all other machinery, equipment, furniture and fixtures which are not identified on Schedule A attached hereto.

          1.3   Transfer of Advertising Accounts.  Jayme agrees to use its best
                --------------------------------
efforts to arrange for the appointment of PT, effective as of the Closing Date, as the advertising agency for all of the Advertising Accounts of Jayme, as hereinafter defined. Notwithstanding the foregoing, if on the Closing Date, PT reasonably estimates

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that the Advertising Accounts to be transferred will collectively provide PT with less than Two Million Four Hundred Thousand Dollars ($2,400,000) of Gross Income, as hereinafter defined, in the twelve (12) month period immediately following the Closing Date, then PT shall be under no obligation to proceed with the Closing, and this Agreement shall in such event for all intents and purposes be considered null and void.

          "Advertising Accounts," as used herein, shall be defined as the advertising and public relations client accounts of Jayme which are listed on Schedule C attached hereto and any of the advertising accounts also listed on Schedule C which become accounts of PT in the six (6) month period immediately following the Closing Date (hereinafter "New Accounts"). It is understood that PT may, in good faith, refuse to accept a New Account, and that it may at its option and in its sole discretion, to be reasonably exercised, resign any Advertising Account at any time and for any legitimate business reason.

          1.4   Sales Tax.  Jayme shall be solely responsible and liable for any
                ---------
sales tax imposed by the State of Ohio in connection with the sale to PT of the Tangible Assets.

     2.   ASSUMPTION OF CERTAIN SPECIFIED LIABILITIES.
          -------------------------------------------

          From and after the Closing Date, PT shall assume, perform, discharge and pay when due the following obligations and liabilities (the "Assumed Liabilities"):

          2.1 All obligations and liabilities of Jayme under the Leases which arise after the Closing Date;

          2.2 All obligations of Jayme under any agreements with the Advertising Accounts (provided such accounts are transferred to PT prior to the Closing Date), which obligations arise after the Closing Date;

          2.3 All obligations of Jayme relating to work-in-process being transferred hereunder, it being understood and agreed that all work-in-process shall be handled as set forth in paragraph 5 below; and

     3.   EXCLUDED FROM TRANSACTION.
          -------------------------

          It is specifically understood and agreed that in connection with this transaction, no asset of Jayme is being transferred to PT other than those specifically set forth in paragraph 1 hereof, and it is further agreed that in connection with such transfer, PT is not assuming and shall not be bound to pay, perform or discharge any of the

                                       3
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liabilities or obligations of Jayme arising either prior to or after the Closing
Date, including, but not limited to, obligations under any of Seller's pension or other employee benefit plans (and Jayme shall not make any representations to its employees to the contrary), obligations to any media or trade creditors in existence on the Closing Date, contractual obligations to clients, employees or third parties, or obligations with respect to the Premises or to the lessor of the Premises.

     4.   TERMINATION OF LEASE OF PREMISES.
          --------------------------------

          It is acknowledged that Jayme is attempting to terminate its lease for the Premises on the terms and conditions outlined in the Settlement Agreement attached hereto as Schedule F. If Jayme does not execute the Settlement Agreement prior to the Closing date hereof, then PT shall be under no obligation to proceed with the Closing, and this Agreement shall in such event for all intents and purposes be considered null and void.

     5.    WORK-IN-PROCESS AND APPLICATION OF COMMISSION INCOME.
           ----------------------------------------------------

           5.1   Work-in-Process.
                 ---------------

                 (a) With respect to work-in-process as of the Closing Date relating to the Advertising Accounts, it is agreed that PT will complete all of such work-in-process at its sole cost and expense, and that all billing for such work-in-process upon completion thereof shall be undertaken by PT, which billing shall indicate that payment therefor is to be made to PT.

                 (b) On the Closing Date, Jayme shall deliver to PT an invoice ("Jayme Invoice") for each current production work-in-process job that has not been completed by Jayme by the Closing Date for the Advertising Accounts, which Jayme Invoice shall include all out-of-pocket expenses paid or incurred, billable employee time paid or incurred, and all commissions attributable thereto. The Jayme Invoice will include only amounts that remain unbilled to the Advertising Accounts as of the Closing Date. PT shall pay to Jayme the total amount of each of the Jayme Invoices promptly after receipt by PT of payment from the Advertising Accounts, but in no event shall PT be under any obligation to pay Jayme for the production work-in-process reflected in the Jayme Invoice unless and until payment for that amount has been received by PT from the Advertising Accounts. It is understood and agreed that in the event that either of the parties hereto receives payment from the Advertising Accounts which payment properly belongs to the other party

                                       4
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as hereinabove provided, such payment shall promptly be delivered and turned over to the other party.

           5.2    Application of Commission Income.  It is agreed that all
                  --------------------------------
commission income received from the Advertising Accounts (i) with respect to print advertisements, the media closing dates of which are on or after the Closing Date, and (ii) with respect to commercials, the air dates of which are on or after the Closing Date, shall be billable by and payable to PT.

          All commission income received from the Advertising Accounts (i) with respect to print advertisements, the media closing dates of which are prior to the Closing Date, and (ii) with respect to commercials, the air dates of which are prior to the Closing Date, shall be billable by and payable to Jayme.

     6.   CONSIDERATION TO JAYME.
          ----------------------

          In consideration of the transfer by Jayme to PT of (i) the Tangible Assets, Leases and other assets as provided in paragraph 1.1 hereof, (ii) the Advertising Accounts as provided in paragraph 1.3 hereof and for the agreement of Jayme to discontinue doing business as an advertising agency as provided in paragraph 8 hereof and the covenants, warranties and representations contained herein, PT agrees to:

          (a) Pay to Jayme a percentage, as provided below, of Gross Income (as hereinafter defined) earned by PT from the Advertising Accounts for each of the five (5) successive annual periods (the "Annual Periods") immediately following the Closing Date. Such payments shall hereinafter be referred to as the "Payments".

               (i) for all amounts up to One Million Dollars ($1,000,000): four percent (4%);

               (ii) for all amounts between One Million Dollars ($1,000,000) and Two Million Dollars ($2,000,000): twelve percent (12%);

               (iii) for all amounts over Two Million Dollars ($2,000,000): eight percent (8%).

          The Payments for each of the initial four (4) Annual Periods shall be determined by PT based upon the Gross Income PT reasonably anticipates it will earn during each such Annual Period (the "Estimate"). Payment for the fifth
(5th) Annual Period will be based upon the Gross Income actually earned by PT during said Annual Period. At

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the conclusion of each of the initial four (4) Annual Periods, PT shall reconcile the difference between the Estimate and the actual Gross Income earned by PT for the applicable Annual Period. If the Estimate exceeds the actual Gross Income earned by PT, then the applicable percentage (as set forth above) of said excess shall be deducted from the Payment for the immediately subsequent Annual Period. If the actual Gross Income earned by PT exceeds the Estimate, then the applicable percentage (as set forth above) of said excess shall be added to the Payment for the immediately following Annual Period.

          "Gross Income", as used in this Agreement, is hereby defined as (a) commissions earned from media, (b) fees earned from accounts, (c) agency commissions on print and broadcast production, and (d) time charges for collateral materials and other services. The determination of Gross Income for each applicable annual period shall be made by the internal financial department of PT in accordance with generally accepted accounting principles consistently applied by the Agency.

          In the event Jayme shall disagree with such determination, it shall promptly (but not later than fifteen (15) days after notice of such determination) give written notice to PT of any exceptions thereto. If Jayme and PT reconcile their differences, the determination of Gross Income shall be adjusted accordingly and thereupon become final and conclusive upon the parties hereto. If Jayme and PT are unable to reconcile their differences, the items in dispute shall be submitted to a mutually agreed-upon accounting firm for determination. The determination of such accounting firm shall become final and conclusive upon the parties hereto. The fees and expenses of such accounting firm shall be paid as follows: by PT, if the determination increases the Gross Income amount by five percent (5%) or more; by PT and Jayme equally if the determination increases the Gross Income by less than five percent (5%); and by Jayme if the determination does not increase the Gross Income at all.

          (b)  Payments shall be made as follows:

               (i)   For the first Annual Period, on the Closing Date;

               (ii) For the three (3) Annual Periods immediately following the first Annual Period, within sixty (60) days following the commencement of each such Annual Period; and

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               (iii) For the fifth (5th) Annual Period, sixty (60) days
          following the conclusion of said Annual Period.

          (c) Pay to Jayme on the Closing Date, the value of the equipment, furniture and fixtures listed on Schedule A, as reasonably determined by PT. It is understood and agreed that PT shall determine in its sole discretion which of the equipment, furniture and fixtures it will acquire, and the value thereof, and PT shall have no obligation with respect to any equipment, furniture or assets which it determines is not needed by PT to service the Advertising Accounts.

          (d) Pay to Jayme on the Closing Date, an amount equal to the aggregate of all security deposits paid by Jayme under the Leases, as listed on Schedule B.

          (e) All payments to be made by PT to Jayme on the Closing Date shall be via Federal funds wire transfer to bank account(s) specified by Jayme in advance of the Closing.

     7. It is understood and agreed that PT shall have the right to terminate its relationship with the Advertising Accounts at any time based upon any legitimate business reason. Notwithstanding the foregoing, if PT terminates any of the Advertising Accounts by reason of a conflict with another account or prospective account of PT which would prevent PT from servicing both of such accounts, then Jayme shall continue to receive such Payments which shall thereafter be based upon the amount of Gross Income earned for the twelve (12) month period on such Advertising Accounts immediately preceding the date on which such termination occurs.

     8.   DISCONTINUANCE OF ADVERTISING BUSINESS OF JAYME.
          -----------------------------------------------

          8.1 After the Closing, Jayme shall promptly wind up its advertising business, including the collection of accounts receivable and the payment of accounts payable.

          8.2 Jayme hereby agrees that, effective as of the Closing Date, and for a period of ten (10) years thereafter, it will not engage in any manner in the conduct of a business competitive to the business of PT within a range of one hundred miles from the City of Cleveland, Ohio. If any court determines that the agreement of Jayme herein contained is unenforceable because of the duration or geographic scope of such provision, the court shall have the power to reduce the duration and geographic scope of such

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provision and, in its reduced form, such provision shall then be enforceable.

     9.   JAYME EMPLOYEES.
          ---------------

          9.1 PT agrees to employ, commencing on the Closing Date, all of the employees of Jayme who are listed on Schedule D annexed hereto (the "Jayme Transferred Employees"), provided such employees are employed by Jayme on the Closing Date, at their salaries, which are indicated on Schedule D, and are willing to execute PT's standard non-compete and confidentiality agreements, and provided further that the collective salaries for all such employees do not exceed fifty-four percent (54%) of the Estimate of Gross Income to be earned by PT from the Advertising Accounts during the first Annual Period. It is specifically acknowledged that PT shall not be responsible for, and Jayme shall remain solely liable for, any obligations to all of its employees who are not Jayme Transferred Employees. It is further specifically acknowledged that PT, by employing the Jayme Transferred Employees, shall be under no obligation to retain any of such Jayme Transferred Employees in its employ for any specific period of time, except Cathy Pokorny, and that the employment of all Jayme Transferred Employees, with the exception of Cathy Pokorny, shall constitute no relationship with PT other than as an employment at will. It is expressly understood and agreed that PT will not assume any employment contract currently in place between Jayme and any of the Jayme Transferred Employees.

          9.2 All Jayme Transferred Employees will be eligible for life insurance, medical and dental insurance, participation in PT's Profit-Sharing and 401(k) Plan, Stock Bonus Plan, Bonus Compensation Plan, Severance Compensation program and other fringe benefits in accordance with PT's standard policy with regard to such benefits as in effect from time to time, and that each Jayme Transferred Employee will be given full credit for his or her period of full time employment with Jayme for all purposes except severance, including eligibility, participation, and benefits, under all of PT's employee benefit plans and programs as if that employee had been employed by PT for that same period of time, unless such eligibility, participation, benefits, or other application of this principle is prohibited by law. For the purpose of severance determination, each Jayme Transferred Employee shall be considered employed by PT as of the Closing Date, and the amount of any applicable severance payment shall be in accordance with PT's Employment Manual.

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     10.  CLOSING.
          -------

          Subject to the satisfaction or waiver of the conditions set forth herein, the Closing of the transaction contemplated by this Agreement (the "Closing"), shall take place at the offices of Ulmer & Berne at 1300 East Ninth Street, Suite 900, Cleveland, Ohio on or about July 7, l995 or as soon thereafter as possible, or at such other date, time and place as Jayme and PT may agree (the "Closing Date") and shall be deemed effective as of July 1, 1995.

     11.  WARRANTIES AND REPRESENTATIONS OF JAYME.
          ---------------------------------------

          Jayme warrants and represents to PT that:

          11.1 Jayme is a corporation duly organized, validly existing and in good standing under the laws of Ohio and has all requisite power and authority to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby and to conduct the Business.

          11.2 Jayme has not billed, and prior to the Closing Date will not bill, any client, and has not received nor will it receive prior to the Closing Date, any payments from any client with respect to any services to be rendered after the Closing Date. In the event of any breach of the warranties and representations contained in this paragraph 11.2, Jayme agrees to pay over to PT the amount of any such pre-billing, or, at the option of PT, such amount may be deducted from payments due from PT to Jayme pursuant to this Agreement.

          11.3 Schedule A contains a list of the major Tangible Assets of Jayme as of the date hereof which PT has agreed to acquire. The Tangible Assets have no material defects, are in good operating condition and repair (ordinary wear and tear excepted) and have been reasonably maintained, and are suitable for their present uses. Jayme has not mortgaged, pledged or subjected any of the Tangible Assets to any lien or other encumbrance. Jayme has good and marketable title to each item of the Tangible Assets and at Closing, the delivery to PT of this Agreement will vest good and marketable title to the Tangible Assets in PT, free and clear of all liens and other encumbrances.

          11.4 Jayme has heretofore delivered true and correct copies of the Leases to PT. The Leases are in full force and effect and Jayme has performed all of its obligations and is not in default under the Leases and to the best of its knowledge, no other parties are in default

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thereunder.  All monies required to be paid under the Leases shall on the
Closing Date be paid through the Closing Date.

          11.5 The Advertising Accounts have not advised Jayme, either formally or informally, that they are terminating or contemplating the termination of their relationship with Jayme, either in whole or in part nor have they advised Jayme that they intend to reduce their billing with Jayme.

          11.6 None of the Jayme Transferred Employees is employed by Jayme under a written employment agreement and the salaries of all such employees as stated on Schedule D are accurate and complete for their new employment by PT and the total of all such salaries does not exceed fifty-four percent (54%) of the Estimate of Gross Income to be earned by PT from the Advertising Accounts during the first Annual Period.

          11.7 To the best of Jayme's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provision of the Articles of Incorporation or Code of Regulations of Jayme; (b) violate, or constitute a default under, or permit the termination or acceleration of the maturity of, any indebtedness of Jayme;
(c) violate, conflict with or constitute a default under any material contract, the Leases, or any material agreement or other instrument to which Jayme is a party or by which it or its property is bound; or (d) require the consent of any party to any material contract, the Leases, agreement or other instrument to which Jayme is a party or by which it or its property is bound (except such consents as shall have been obtained prior to the Closing Date).

          11.8 Within the past five (5) years (or prior thereto if the same is still pending or subject to appeal or reinstatement), Jayme has not been sued or charged in writing with or been a defendant in any claim, suit, action or proceeding that involves a claim of infringement of any intellectual property rights, and Jayme has no knowledge of any other claim of infringement by Jayme and no knowledge of continuing infringement by any other person of any intellectual property rights.

          11.9 Jayme is current in the payment of all taxes of any kind with respect to the Business, including without limitation, federal, state, local income, sales and use taxes, as well as any franchise, license, withholding, property or other tax or like assessment or charge, imposed by any governmental authority and all interest and penalties

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due thereon for any tax period ending on or before the Closing Date.

          11.10 All representations by Jayme contained herein or in any Schedule or document delivered pursuant hereto or in connection with the transaction contemplated hereby shall be true and accurate in all material respects as of the date when made and shall be deemed to be made again at the Closing Date and shall then be true and accurate in all material respects, except to any matters as may be consented to in writing by PT.

          11.11 There are no circumstances, actions, suits, proceedings, orders or investigations pending or, to Jayme's knowledge, threatened against or affecting the Business, its prospects or condition, financial or otherwise, of Jayme which have not been set forth herein or is not already known by PT, which may have a material adverse effect on the value or condition of the Business.

          11.12 To the best of Jayme's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby and thereby will at Closing violate any statutes or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Jayme or its property is subject.

     12.  WARRANTIES AND REPRESENTATIONS OF PT.
          ------------------------------------

          PT warrants and represents to Jayme that:

          12.1 PT has all requisite corporate power and authority to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

          12.2 To the best of PT's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will at Closing (a) violate any provision of the charter documents of PT;
(b) violate, or constitute a default under, or permit the termination or acceleration of the maturity of, any indebtedness of PT; (c) violate, conflict with, or constitute a default under any material contract, lease, agreement or other instrument to which PT is a party or by which it or its property is bound;
(d) require the consent of any party to any agreement to which PT is a party or by which it or its property is bound; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which PT or its property is subject.

     13.  BUSINESS EXAMINATIONS.
          ---------------------

          From the date hereof until the Closing Date, PT shall be entitled, through its employees and representatives, including, but not limited to, its attorneys and accountants, to make such investigations and examinations of the Premises, properties, books and records of Jayme relating to the Business and Jayme shall furnish to PT, its counsel and other representatives such information relating to the Business as such persons may reasonably request. It is understood and agreed that no investigation pursuant to this paragraph (or any investigation prior to the date hereof) shall affect any representation or warranty given by Jayme hereunder.

     14.  CONDITIONS TO CLOSING.
          ---------------------

          14.1  Conditions to Obligation of PT.  The obligation of PT to
                ------------------------------
consummate the Closing is subject to the satisfaction of the following conditions:

          (a)(i) Jayme shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Jayme contained in this Agreement and in any certificate delivered by Jayme pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or a material adverse effect on the Business, shall be true at and as of the Closing Date, as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a material adverse effect on the Business, and (iii) PT shall have received a certificate signed by the Chairman of Jayme to the effect set forth in clauses
(i) and (ii) of this section 14.1(a).

          (b) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Closing or the effective operation by PT of the Purchased Assets after the Closing Date, and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or delay the Closing shall have been instituted by any person before any court, arbitrator or governmental body, agency or official or be pending.

          (c) Jayme shall have received all consents required of Jayme hereunder, including, without limitation, the consents required of the lessors under the Leases, in form and substance reasonably satisfactory to PT, and no such consent shall have been revoked.

          (d) PT shall have received all documents it may reasonably request relating to the existence of Jayme and the authority of Jayme for this Agreement, all in form and substance reasonably satisfactory to PT.

          (e) PT shall be fully satisfied, in its sole discretion which shall be exercised in good faith, with the results of its and its representatives' review of Jayme and the Business (including, without limitation, any review of the assets, financial condition, and prospects of the Business), provided that
                                                                 --------
no such review shall affect any representation or warranty of Jayme given hereunder or in any agreement related to the transactions contemplated hereby.

          (f) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall restrain, prohibit or otherwise interfere with the effective operation or enjoyment by PT of all or any material portion of the Purchased Assets.

          (g) Jayme shall have delivered to PT documents satisfactory to PT to evidence the release of any lien on any portion of the Purchased Assets.

          (h) Cathy Pokorny shall have executed the employment agreement with PT (the "Employment Agreement") attached hereto as Schedule E.

          (i) PT shall be fully satisfied, in its sole discretion which shall be exercised in good faith, that as of the Closing Date, it is reasonably estimated that the Advertising Accounts to be transferred will collectively provide PT with no less than Two Million Four Hundred Thousand Dollars ($2,400,000) of Gross Income, in the first Annual Period immediately following the Closing Date.

          (j) Jayme shall have executed the Settlement Agreement attached hereto as Schedule F.

          14.2   Conditions to Obligation of Jayme.  The obligation of Jayme to
                 ---------------------------------
consummate the Closing is subject to the satisfaction of the following conditions:

          (a)(i) PT shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of PT contained in this Agreement and in any certificate or other writing delivered by PT pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date and (iii) Jayme shall have received a certificate signed by the Senior Vice President of PT to the foregoing effect.

          (b) Jayme shall have received all documents it may reasonably request relating to the existence of PT and the authority of PT for this Agreement, all in form and substance reasonably satisfactory to Jayme.

          (c) Jayme shall be fully satisfied, in its sole discretion which shall be exercised in good faith, with the results of its and its representatives' review of PT,  provided that no such review shall affect any
                                --------
representation or warranty of PT given hereunder or in any agreement related to the transactions contemplated hereby.

          (d) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Closing, and no proceeding challenging this Agreement or the transactions contemplated hereby shall have been instituted by any person before any court, arbitrator or governmental body, agency or official or be pending.

          (e) PT shall have received all consents required of PT hereunder, in form and substance reasonably satisfactory to Jayme, and no such consent shall have been revoked.

          (f) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall restrain, prohibit or otherwise interfere with the effective operation or enjoyment by Jayme of all or any material portion of the Payments.

          (g) PT shall have executed the employment agreement with Cathy Pokorny, attached hereto as Schedule E.

          (h) Jayme shall have executed the Settlement Agreement attached hereto as Schedule F.

          (i) PT shall have executed the agreement with Beachwood Office Building Limited Partnership attached hereto as Schedule G.

          (j) Jayme shall have received releases from any holders of liens affecting the Purchased Assets, specifically Huntington National Bank and Beachwood Office Building Limited Partnership.

     15.  INDEMNIFICATION.
          ---------------

          15.1   Indemnification by Jayme.  Jayme shall indemnify, defend and
                 ------------------------
hold harmless PT, its directors, officers, shareholders, attorneys, agents and representatives, and their respective successors and assigns, from and against any and all losses, liabilities, obligations, judgments, settlements, damages, costs and expenses, including without limitation, reasonable attorneys' fees, court costs and other expenses of litigation (collectively "Losses") suffered by any of such parties and arising out of, resulting from or due to (i) any breach of any representation, warranty, covenant or agreement of Jayme contained in this Agreement; or (ii) any liability or obligation of Jayme relating to the Tangible Assets, the Leases, the operation or conduct of the Business or this transaction prior to or after the Closing Date except those specifically assumed by PT hereunder.

          15.2   Indemnification by PT.  PT shall indemnify, defend and hold
                 ---------------------
harmless Jayme, its directors, officers, shareholders, attorneys, agents and representatives, and their respective successors and assigns, from and against any and all Losses suffered by any of such parties and arising out of or due to
(i) any breach of any representation, warranty, covenant or agreement of PT contained in this Agreement; or (ii) any liability or obligation specifically assumed by PT hereunder.

          15.3   Survival.  The Indemnities contained in this paragraph 15 shall
                 --------
survive the termination of the other provisions of this Agreement for a period of five (5) years, shall constitute separate and independent obligations of the parties hereto from their other obligations hereunder and shall give rise to separate and independent causes of action of each party hereto against the other party hereto.

     16.  RIGHT OF SET-OFF.
          ----------------

          Jayme agrees that PT shall have the right to set-off against any amounts owed Jayme hereunder, any costs, damages and expenses (including reasonable counsel fees) incurred by PT as a result of the breach by Jayme of any covenant, warranty or representation hereunder.

     17.  NOTICES.
          -------

          Any notice hereunder shall be in writing and shall be sufficient if personally delivered or sent by certified or registered mail, return receipt requested, to the address set forth above for such party or to such other address as the parties may designate to the others in writing from time to time for this purpose in accordance with this notice provision. Such notice shall be deemed given when so delivered or five days after it is so mailed.

     18.     MISCELLANEOUS.
             -------------

             18.1   No Partnership.  Nothing contained herein shall be deemed to
                    --------------
create a partnership, joint venture or any other working relationship between PT and Jayme.

             18.2   Entire Agreement.  This Agreement contains the entire
                    ----------------
agreement between the parties hereto with respect to the transactions contemplated herein; supersedes all prior written agreements and negotiations and oral understandings, if any; and may not be amended, supplemented or waived except by an instrument in writing signed by all of the parties hereto.

             18.3   Bulk Sales Laws.  PT hereby waives compliance by Jayme with
                    ---------------
the provisions of the "bulk sales", "bulk transfer" or similar laws of any state. Jayme agrees to indemnify and hold PT harmless from and against any and all loss, cost or expense (including reasonable counsel fees) incurred by PT or its affiliates, as a result of any failure to comply with any such "bulk sales", "bulk transfer" or similar laws.

             18.4   Benefit of Agreement.  This Agreement shall be binding upon
                    --------------------
and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment of this Agreement shall serve to extinguish or in any way limit the primary liability of the parties hereto.

             18.5   Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of New York applicable to contracts made and performed entirely therein.

             18.6   Further Assurances and Cooperation; Public Announcement.
                    -------------------------------------------------------

               The parties hereto agree that, they will execute and deliver such further documents and instruments and take all such further action as may be reasonably necessary or proper, to fully effectuate this Agreement and the intent hereof. Until the Closing Date, neither Jayme or PT will make any public announcement or publicity release pertaining to this Agreement or the transactions contemplated herein, without the consent of the other party.

             18.7   Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts, which taken together shall constitute one and the same instrument.

             18.8   Paragraph Headings.  The paragraph headings of this
                    ------------------
Agreement are inserted for convenience of reference only and shall not be deemed to alter or affect the meaning or construction of any of the provisions hereof.

               IN WITNESS WHEREOF, the parties hereto have each executed or caused this Agreement to be executed by its officers thereunto duly authorized, as of the day and year first above written.

                                         POPPE TYSON, INC.

                                         By:________________________

                                         Title:_____________________


                                         THE JAYME ORGANIZATION, INC.

                                         ___________________________
                                         Cathy Pokorny, Chairman

                                         ___________________________
                                         Allen B. Straka, Secretary

                        SCHEDULES OMITTED IN ACCORDANCE
                            WITH ITEM 601(b)(2) OF
                                REGULATION S-K
                        -------------------------------

                                  SCHEDULE "A"
                                  ------------

                             MAJOR TANGIBLE ASSETS
                             ---------------------

                                  SCHEDULE "B"
                                  ------------

                                     LEASES
                                     ------

                                  SCHEDULE "C"
                                  ------------

                     ADVERTISING ACCOUNTS TO BE TRANSFERRED
                     --------------------------------------




                                  NEW ACCOUNTS
                                  ------------

                                 SCHEDULE "D"
                                 ------------

                          JAYME TRANSFERRED EMPLOYEES
                          ---------------------------

                                  SCHEDULE "E"
                                  ------------

                      CATHY POKORNY EMPLOYMENT AGREEMENT
                      ----------------------------------

                                  SCHEDULE "F"
                                  ------------

                             SETTLEMENT AGREEMENT
                             --------------------

                                 SCHEDULE "G"

                       BEACHWOOD OFFICE BUILDING LIMITED
                       ---------------------------------

                             PARTNERSHIP AGREEMENT
                             ---------------------


The Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request, provided however, that the Company may request confidential treatment pursuant to Rule 406 of the Securities Act for any schedule or exhibit so furnished.